EXHIBIT 99.1

From: Christakis Paphites
Sent: Thursday, June 28, 2012 5:05 PM
To: Ike H. Sutton
Subject: resignation

Ike,

Do to the fact that I have not been involved in the decision making and not having all issues disclosed prior to me accepting the position of Director. I am uncomfortable being a Director and have been advised by council that I should immediately resign my position as Director. Please accept this email as my formal resignation effective immediately.

A signed copy of this email will follow by regular mail.

Thanks,

Chris Paphites
CEO
SoCal Wings
Partner
Desert Wings